Exhibit 99.1

McEWEN MINING ACQUIRES PROPERTY IN NEVADA

TORONTO, ONTARIO - (February 24, 2016) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce that it has completed the purchase of the Afgan-Kobeh property in Nevada for $450,000 in cash. Afgan-Kobeh is an attractive acquisition for McEwen Mining because it hosts a near surface, oxide gold resource in close proximity to our Gold Bar Complex which is expected to begin development in 2017. The objective is to develop the property into a satellite resource that can contribute to the production from Gold Bar. The property has immediate exploration potential with several historical higher-grade drill intersections open laterally and at depth. McEwen Mining plans to conduct a drill program beginning in May 2016 with the objective to increase the known mineralization.

Property Location and Description

The Afgan-Kobeh property is located towards the southeast limit of the Battle Mountain-Eureka-Cortez mineral trend in Eureka County, Nevada. The Afgan deposit is approximately 3 miles (5km) to the southeast of the main ore bodies comprising the Gold Bar Complex (see Fig. 1). Afgan is similar to other sedimentary-rock hosted gold deposits in Nevada in that disseminated and oxidized gold mineralization occurs in the Webb Formation and Devils Gate Limestone lithologies.

Mineral Resource Estimate

A report titled “Updated Technical Report Afgan-Kobeh Property Eureka County, Nevada USA,” dated June 13, 2011, was published by the prior owner in accordance with compliance and disclosure requirements of Canadian National Instrument 43-101 (NI 43-101). Mine Development Associates of Reno, Nevada prepared the technical report that includes a mineral resource estimate for the Afgan deposit using a cutoff grade of 0.006 ounces per ton (opt) or 0.2 grams per tonne (gpt). The mineral resource includes drill information from 181 holes, for a total of 63,303 feet (19,295 meters) of drilling. The summary provided below is for informational purposes only and has not been verified by McEwen Mining.

	Short Tons	Grade (opt)	Tonnes	Grade (gpt)	Gold Ounces
Indicated	3,206,000	0.021	2,908,400	0.72	66,000
Inferred	3,972,000	0.014	3,603,300	0.48	55,000

The technical report filed June 24, 2011 is available on SEDAR at http://sedar.com/DisplayCompanyDocuments.do?lang=EN&issuerNo=00026067

Exploration Potential

The Afgan deposit is open for possible resource expansion in several areas. Step-out drilling is planned to occur starting in May 2016 and will test areas where the mineralization discovered by earlier drilling remains open (see Fig. 2 and 3). The primary objective of this drilling is to expand the size of the resource. Within the existing resource envelope there is potential to increase grades locally by in-fill drilling, as higher-grade mineralization occurs within relatively confined structurally controlled zones. In-fill drilling is also planned to provide verification of historical results, increase confidence in the resource, and obtain material for column leach testing.

McEwen Mining Inc.

Historical Drill Results

Exploration drilling at Afgan-Kobeh began in 1981, but most of the drilling has occurred since 1990. Data is available for over 200 exploration drill holes, mostly reverse circulation (RC) with some limited core, rotary and air-track also recorded. The table below is a compilation of the best holes in the Afgan deposit (an asterisk denotes holes that are located on Fig. 2). These historical results are provided for informational purposes only, and have not been verified by McEwen Mining.

Hole ID	Company	Year	From (m)	To (m)	Interval (m)	Grade (gpt)	From (ft)	To (ft)	Interval (ft)	Grade (opt)
AF89-4	Santa Fe	1989	19.8	38.1	18.3	1.75	65	125	60	0.051
AF89-5	Santa Fe	1989	9.1	27.4	18.3	1.48	30	90	60	0.043

AF90-13	Phelps Dodge	1990	4.6	42.7	38.1	1.13	15	140	125	0.033
AF90-14*	Phelps Dodge	1990	35.1	56.4	21.3	3.41	115	185	70	0.099
AF90-22	Phelps Dodge	1990	0	21.3	21.3	1.95	0	70	70	0.057
AF91-48	Phelps Dodge	1991	50.3	89.9	39.6	1.29	165	295	130	0.038
AF91-50*	Phelps Dodge	1991	27.4	85.3	57.9	1.89	90	280	190	0.055
AF91-52	Phelps Dodge	1991	53.3	77.7	24.4	2.33	175	255	80	0.068
AF91-66	Phelps Dodge	1991	13.7	35.1	21.3	2.67	45	115	70	0.078

ANC-1	Great Basin Expl.	1993	59.6	115.1	55.5	1.06	195.5	377.6	182.1	0.031
ANC-2	Great Basin Expl.	1993	63.4	98.6	35.2	2.11	207.9	323.4	115.5	0.062
ANC93-10*	Great Basin Expl.	1993	142.4	155.3	12.9	1.98	467.1	509.5	42.4	0.058
ANR-9*	Great Basin Expl.	1993	236.4	249.7	13.3	4.08	775.5	819.2	43.7	0.119

AF07-05	Midway Gold	2007	68.6	96.0	27.4	1.32	225	315	90	0.039

AF10-1	NV Gold	2010	48.8	65.5	18.3	4.51	160	215	55	0.132
AF10-20	NV Gold	2010	53.3	85.3	32.0	1.24	175	280	105	0.036
AKR11-22*	NV Gold	2011	36.6	53.3	16.8	4.22	120	175	55	0.123

Metallurgical Testing

A series of sixty-two 48-hour bottle-roll leach tests were conducted on RC drill chips in 2011. Results from this analysis returned consistently good gold recovery averaging 78%, suggesting that the mineralization of the Afgan deposit is amenable to heap leach processing. Column leach tests are planned to determine heap-leaching characteristics once material from core drilling is available for testing.

Corporate Update

McEwen Mining is pleased to provide an update on our financial position. On February 19th, 2016 we had cash and precious metals of $36.5 million and no debt.

ABOUT MCEWEN MINING (www.mcewenmining.com)

McEwen Mining has an ambitious goal of qualifying for inclusion in the S&P 500 Index by creating a high growth, profitable gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has total of 298 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

McEwen Mining Inc.

TECHNICAL INFORMATION

The technical contents of this news release have been reviewed and approved by Robert L. Kastelic, CPG, McEwen Mining’s Senior Consulting Geologist, who is a Qualified Person as defined by Canadian Securities Administrators’ National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, the risk of delisting from a public exchange and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website mcewenmining.com Facebook facebook.com/mcewenrob Twitter twitter.com/mcewenmining	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com	150 King Street West Suite 2800, P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690

McEwen Mining Inc.